UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2026

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39593	81-2575858
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 W. 5th Street, Suite 1200

Austin, TX 78701

(Address of principal executive offices including zip code)

(512) 900-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STTK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwritten Public Offering

On June 9, 2026, Shattuck Labs, Inc. (the “Company”) entered into an underwriting agreement (“Underwriting Agreement”) with Leerink Partners LLC, J.P. Morgan Securities LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co., as the representatives of the underwriters named therein (the “Underwriters”), relating to the offering, issuance and sale of 10,879,376 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) at a public offering price of $4.00 per share and, in lieu of Common Stock to certain investors, pre-funded warrants to purchase 7,870,624 shares of the Company’s Common Stock (the “Pre-Funded Warrants”) at a public offering price of $3.9999 per share, which represents the per share public offering price for the Common Stock less the $0.0001 per share exercise price for each Pre-Funded Warrant (the “Offering”). In addition, the Company has granted the Underwriters an option for a period of 30 days to purchase up to an additional 2,812,500 shares of its Common Stock at the public offering price, less the underwriting discounts and commissions, which the Underwriters exercised in full on June 10, 2026.

The Pre-Funded Warrants will be exercisable at any time after the date of issuance. A holder of Pre-Funded Warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. A holder of Pre-Funded Warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The securities described above were offered pursuant to a shelf registration statement (File No. 333-292697), which was initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2026 and was declared effective on January 21, 2026. A final prospectus supplement dated June 9, 2026 relating to and describing the terms of the Offering was filed with the SEC on June 11, 2026. The Offering is expected to close on June 11, 2026.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement and the form of Pre-Funded Warrant are filed as Exhibit 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Underwriting Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to such exhibit.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the issuance and sale of the shares of the Common Stock and the Pre-Funded Warrants in the Offering is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 9, 2026, by and among Shattuck Labs, Inc., Leerink Partners LLC, J.P. Morgan Securities LLC, Piper Sandler & Co. and Cantor Fitzgerald & Co.

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shattuck Labs, Inc.

Date: June 11, 2026	By:	/s/ Taylor Schreiber
Dr. Taylor Schreiber Chief Executive Officer (principal executive officer)